UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2016

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2016, certain indirect subsidiaries of Duke Energy Corporation (the “Corporation”) entered into two separate purchase and sale agreements, pursuant to which the Corporation will divest its International Energy business, including all of its power generation facilities located in Argentina, Brazil, Chile, Ecuador, El Salvador, Guatemala and Peru (the “International Energy Divestment”). The International Energy Divestment includes:

•
the sale of all of the Corporation’s equity interests in Duke Energy International Brazil Holdings S.à r.l. (the “Brazil Subsidiary”), which includes 2,090 megawatts of owned hydroelectric generation capacity in Brazil (the “Brazilian Disposal Group”), to China Three Gorges (Luxembourg) Energy S.à.r.l.(“CTG”), a subsidiary of China Three Gorges Corporation, pursuant to a Purchase and Sale Agreement, dated as of October 10, 2016 (the “Brazil PSA”); and

•
the sale of all of the Corporation’s equity interests in Duke Energy International Group S.à r.l., Duke Energy International España Holdings SL and Duke Energy International Investments No. 2 Ltd (collectively, the “Latin America Subsidiaries”), which includes 2,300 megawatts of hydroelectric and natural gas generation capacity, transmission infrastructure and natural gas processing facilities in Peru, Chile, Argentina, Guatemala, El Salvador and Ecuador (the “Latin American Disposal Group”) to ISQ Enerlam Aggregator, L.P. and Enerlam (UK) Holdings Ltd. (collectively, “I Squared”), entities controlled by a consortium of investors led by I Squared Capital, pursuant to a Purchase and Sale Agreement, dated as of October 10, 2016 (the “Latin America PSA”).

The Corporation’s 25% equity interest in National Methanol Company, a Saudi Arabian regional producer of methanol and methyl tertiary butyl ether (MTBE), a gasoline additive, is not included in the transactions.
The sale of the Brazilian Disposal Group represents an enterprise value of approximately $1.2 billion (including the assumption of debt) and is expected to close by early 2017.

The sale of the Latin American Disposal Group represents an enterprise value of approximately $1.2 billion (including the assumption of debt) and is expected to close in the first half of 2017.

The Corporation expects the transactions will generate available cash proceeds of between $1.7 billion and $1.9 billion, excluding transaction costs. Existing favorable tax attributes will result in no immediate U.S. federal-level tax impacts.

The following descriptions of the Brazil PSA and the Latin America PSA are subject to and qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.
Brazil Purchase and Sale Agreement
Pursuant to the Brazil PSA, and subject to the terms and conditions thereof, CTG will purchase from Duke Energy International Group S.à r.l., an indirect subsidiary of the Corporation (“Duke Energy International”), 100% of the equity interests in the Brazil Subsidiary for approximately $970 million. The purchase price is subject to certain adjustments, including an adjustment at closing based upon changes in working capital and indebtedness compared to targeted amounts and an adjustment at closing based upon the amount of the Corporation’s reserves for certain litigation related to Brazilian transmission fee assessments.
The Brazil PSA includes customary representations, warranties and covenants by the parties, and the closing of the transactions contemplated thereby is subject to various closing conditions, including, among others, (i) the receipt of required regulatory approvals, (ii) the absence of any injunction or other orders preventing the consummation of the transactions and (iii) the completion of certain internal restructuring transactions by certain subsidiaries of the Corporation. The closing of the transactions contemplated by the Brazil PSA is not subject to any financing condition.

The Brazil PSA contains certain termination rights for both Duke Energy International and CTG and further provides that CTG may be required to pay a termination fee of approximately $48.5 million to Duke Energy International upon termination of the Brazil PSA under certain specified circumstances (including the failure to receive certain regulatory approvals).
Simultaneously with the execution of the Brazil PSA, and in connection with the transactions contemplated thereby, the Corporation entered into a guaranty in favor of CTG, pursuant to which the Corporation has agreed to guarantee certain obligations of Duke Energy International under the Brazil PSA.
Latin America Purchase and Sale Agreement
Pursuant to the Latin America PSA, and subject to the terms and conditions thereof, I Squared will purchase from certain indirect subsidiaries of the Corporation (the “LA Sellers”) 100% of the equity interests in the Latin America Subsidiaries for approximately $890 million. The purchase price is subject to certain adjustments, including an adjustment at closing based upon changes in working capital and indebtedness compared to targeted amounts.
I Squared has agreed to deliver one or more irrevocable standby letters of credit having an aggregate undrawn face amount of $89 million (collectively, the “Deposit Letter of Credit”) during the week ending October 14, 2016. In the event of a termination of the Latin America PSA under certain circumstances (including a failure of I Squared to effect the closing within two business days of the date the closing is required to occur pursuant to the Latin America PSA), the LA Sellers will be entitled to draw on the Deposit Letter of Credit and retain the funds obtained thereby as a termination fee.
The Latin America PSA includes customary representations, warranties and covenants by the parties, and the closing of the transactions contemplated thereby is subject to various closing conditions, including, among others, (i) the absence of any injunction or other orders preventing the consummation of the transactions and (ii) the completion of certain internal restructuring transactions by certain subsidiaries of the Corporation. The closing of the transactions contemplated by the Latin America PSA is not subject to any financing condition.
Simultaneously with the execution of the Latin America PSA, and in connection with the transactions contemplated thereby, the Corporation entered into a guaranty in favor of I Squared, pursuant to which the Corporation has agreed to guarantee certain obligations of the LA Sellers under the Latin America PSA.

Item 2.05. Costs Associated with Exit or Disposal Activities.

To the extent required by Item 2.05 of Form 8-K, the disclosure set forth in Item 2.06 of this Current Report on Form 8-K is incorporated by reference into this Item 2.05.

Item 2.06. Material Impairments.

Based upon the transactions noted above, both of the Brazilian Disposal Group and Latin American Disposal Group (together, the “Disposal Groups”) have met the accounting criteria to be classified as assets held for sale and discontinued operations beginning with the fourth quarter of 2016.

Despite classifying the Disposal Groups as discontinued operations under U.S. generally accepted accounting principles (GAAP), the financial results from the Disposal Groups will remain in the Corporation’s adjusted earnings, adjusted diluted EPS and adjusted segment income, which are non-GAAP financial measures, until the close of the transactions.

As a result of these exit activities, the Corporation expects to recognize an estimated pre-tax impairment charge of approximately $325-$375 million in the fourth quarter of 2016 primarily related to the recognition of cumulative currency translation adjustment losses. This impairment charge will be classified in discontinued operations in the Corporation’s Consolidated Statement of Operations and will be excluded from the Corporation’s adjusted earnings, adjusted diluted EPS and adjusted segment income, which are non-GAAP financial measures.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

2.1
Purchase and Sale Agreement by and among Duke Energy International Group S.à.r.l., Duke Energy International Brazil Holdings S.à.r.l. and China Three Gorges (Luxembourg) Energy S.à.r.l., dated as of October 10, 2016.

2.2
Purchase and Sale Agreement by and among Duke Energy Brazil Holdings II, C.V., Duke Energy International Uruguay Investments SRL, Duke Energy International Group S.à.r.l., Duke Energy International España Holdings SL, Duke Energy International Investments No. 2 Ltd., ISQ Enerlam Aggregator, L.P. and Enerlam (UK) Holdings Ltd., dated as of October 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 13, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
2.1
Purchase and Sale Agreement by and among Duke Energy International Group S.à.r.l., Duke Energy International Brazil Holdings S.à.r.l. and China Three Gorges (Luxembourg) Energy S.à.r.l., dated as of October 10, 2016 (Luxembourg) Energy S.à r.l.

2.2
Purchase and Sale Agreement by and among Duke Energy Brazil Holdings II, C.V., Duke Energy International Uruguay Investments SRL, Duke Energy International Group S.à r.l., Duke Energy International España Holdings SL, Duke Energy International Investments No. 2 Ltd., ISQ Enerlam Aggregator, L.P., and Enerlam (UK) Holdings Ltd., dated as of October 10, 2016.